Exhibit 10.34(b)
GameTech International, Inc.
1997 Incentive Stock Plan
Restricted Stock Agreement
     Unless otherwise defined herein, the terms defined in the 1997 Incentive Stock Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Agreement (this “Agreement”).
I.	NOTICE OF RESTRICTED STOCK GRANT

Participant:

Address:

     The Participant has been granted unvested Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Total Number of Shares Granted:

Vesting Schedule: The Shares subject to this Agreement shall vest (and thereby be free of forfeiture pursuant to Section B of the Agreement) according to the following vesting schedule:

25% of the Shares subject to this Award shall vest on the each of the first four anniversaries of the Vesting Commencement Date so that the Shares are fully vested on the fourth anniversary of the Vesting Commencement Date, subject to Participant’s Continuous Service on such dates. In addition, this Award shall be subject to vesting acceleration in the event of certain terminations of employment in connection with a Change in Control pursuant to Section [___ of the Agreement.
II.	AGREEMENT
A.	GRANT OF SHARES
          1. Grant. Participant is hereby granted shares of Common Stock (the “Shares”) in the amount listed in Article I, the Notice of Restricted Stock Grant (the “Notice of Grant”) pursuant to the provisions of this Agreement and the Plan.
          2. Consideration. With respect to the par value of the Shares, such Shares are granted in consideration for past services provided by the Participant to the Company. The consideration for the remaining value of the Shares is provided and for the services Participant shall provide to the Company over the vesting period provided in Paragraph B.2.
          3. Other Documents. Participant shall deliver a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Shares.
          4. Stockholder Rights. Until such time as the Unvested Shares are forfeited pursuant to Paragraph B.1., Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Shares, subject, however, to the transfer restrictions of this Agreement.
          5. Escrow. The Company shall have the right to hold the Shares in escrow until those shares have vested in accordance with Paragraph B.2.
          6. Compliance with Law. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Company or its successors, there shall have been compliance with all applicable requirements of applicable securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.
B.	FORFEITURE OF SHARES
          1. Forfeiture of Shares. On the date Participant ceases for any reason to remain in Continuous Service, all of the Shares in which Participant is not, at the time of his or her termination of Continuous Service, vested, in accordance with the Vesting Schedule in the Notice of Grant (such shares to be hereinafter referred to as the “Unvested Shares”) shall be forfeited, shall become the property of the Company and the Participant will no longer have any right to or ownership of such Shares. The certificates representing the forfeited Unvested Shares shall be delivered to the Company as soon as possible after the termination of Continuous Service.
          2. Termination of Forfeiture. The forfeiture provided for in this Paragraph B shall terminate in accordance with the Vesting Schedule in the Notice of Grant.
          3. Other Property. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is distributed with respect to the Shares shall be immediately subject to forfeiture pursuant to this Paragraph B and any escrow requirements hereunder, but only to the extent the Shares are at the time covered by such forfeiture or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number, kind, type and/or class of securities subject to this Agreement in order to reflect the effect of any such Recapitalization upon the Company’s capital structure.
          4. Change in Control.
               (a) Vesting Acceleration. If, within the period of time beginning two (2) months prior and ending twelve (12) months after the consummation of a Change in Control transaction, Optionee’s employment with the Company terminates either as a result of (i) an involuntary termination by the Company other than for Cause (as defined in the Plan) or (ii) a voluntary termination by Optionee for Good Reason (as defined in the Plan), then this Option shall become vested and exercisable as to one hundred percent (100%) of the unexercised outstanding Shares subject to the Option.
C.	TRANSFER RESTRICTIONS
          1. Restriction on Transfer. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Shares which are Unvested Shares. For purposes of the Agreement, the term “Permitted Transfer” shall mean (i) a gratuitous transfer of the Shares, provided and only if Participant obtains the Company’s prior written consent to such transfer, (ii) a transfer of title to the Shares effected pursuant to Participant’s will or the laws of inheritance following Participant’s death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Shares.
          2. Restrictive Legend. The stock certificate for the Shares shall be endorsed with the following restrictive legend:
     “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND SUBJECT TO FORFEITURE TO THE COMPANY IN CERTAIN CIRCUMSTANCES AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.”
          3. Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the forfeiture provisions to the same extent such shares would be so subject if retained by Participant.
D.	TAX PROVISIONS
          1. Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. Participant understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes forfeiture provision pursuant to Paragraph C.1. with respect to the Unvested Shares. Participant understands that Participant may elect to be taxed at the time the Shares are granted rather than when and as the forfeiture provision lapses by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date of grant. Participant acknowledges that it is Participant’s sole responsibility, and not the Company’s, to file a timely election under code section 83(b), even if Participant requests the Company or its representatives to make this filing on his or her behalf.
          2. Withholding Obligations. At the time the Shares subject to this Agreement are granted, or at any time thereafter as requested by the Company, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, including these Shares, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Parent or Subsidiary, if any, which arise in connection with the grant of the Shares.
          The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested Shares otherwise deliverable to Participant upon the vesting of the Unvested Shares a number of whole Shares having a Fair Market Value, as determined by the Company as of the date of vesting, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment). Any adverse consequences to Participant arising in connection with such share withholding procedure shall be the Participant’s sole responsibility.
          Unless the tax withholding obligations of the Company or any Parent or Subsidiary are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.
E.	GENERAL PROVISIONS
          1. Assignment. The Company may assign its rights under this Agreement, including, but not limited to the forfeiture provision of Paragraph C.1., to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.
          2. Employment At Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.
          3. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.
          4. No Waiver. The failure of the Company in any instance to enforce the forfeiture provision or any other term of this Agreement shall not constitute a waiver of any other forfeiture provision or other term that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.
          5. Cancellation of Shares. If the Shares subject to this Agreement are forfeited, then from and after such time, the person from whom such Shares are forfeited shall no longer have any rights as a holder of such Shares. Such shares shall be deemed forfeited in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.
          6. Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to the provisions of this Agreement.
          7. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern.
          8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to the conflict-of-laws rules thereof or of any other jurisdiction.
          9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
          10. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.
          11. Representations.
               (a) Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.

               (b) Participant acknowledges and agrees that Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the award and fully understands all provisions of the Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

GAMETECH INTERNATIONAL, INC.

By:

Title:

Address:

PARTICIPANT

Signature

Address:

Signature Page of
Restricted Stock Agreement

SPOUSAL ACKNOWLEDGMENT
     The undersigned spouse of the Participant has read and hereby approves the foregoing Restricted Stock Agreement. In consideration of the Company’s granting the Participant the right to acquire the Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the forfeiture to the Company (or its assigns) any Shares in which the Participant is not vested at the time of his or her termination of Service.

PARTICIPANT’S SPOUSE
Address:

EXHIBIT I
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED                                          hereby sell(s), assign(s) and transfer(s) unto GameTech International, Inc. (the “Company”),                                          (                    ) shares of the Common Stock of the Company standing in his or her name on the
books of the Company represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.
Dated:                                         ,                     .

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to enforce the forfeiture provision without requiring additional signatures on the part of Participant.